SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934
                      (Amendment No.___)

 Filed by the Registrant  X

 Filed by a Party other than the Registrant ___

 Check the appropriate box:

 ___  Preliminary Proxy Statement

 ___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  X   Definitive Proxy Statement

 ___  Definitive Additional Materials

 ___ Soliciting Material Pursuant to <section> 240.14a-11(c) or <section> 240.14a-12

              MID-WISCONSIN FINANCIAL SERVICES, INC.
         (Name of Registrant as Specified In Its Charter)

                          NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

  X   No fee required

 ___  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

 ___  Fee paid previously with preliminary materials.

 ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: __________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

              MID-WISCONSIN FINANCIAL SERVICES, INC.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          _______________

     The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Skateway, 829 North Eighth Street, Medford, Wisconsin, on April 22, 1997, at 5:00 p.m.,* for the following purposes:

     1. To elect four Class II directors for terms which will expire at the annual meeting of shareholders to be held in 2000;

     2. To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting.

 PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

     *Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.


 March 28, 1997

     BY ORDER OF THE BOARD OF
     DIRECTORS



     Ruth M. Zuleger
     Secretary

                   ____________________________

 A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                          PROXY STATEMENT

              MID-WISCONSIN FINANCIAL SERVICES, INC.
                       132 WEST STATE STREET
                     MEDFORD, WISCONSIN 54451

                          MARCH 28, 1997


                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 5:00 p.m., at Skateway, 829 North Eighth Street, Medford, Wisconsin, on April 22, 1997, and at any adjournment thereof (the "Annual Meeting").

     Officers, directors and employees of the Company and its subsidiaries may solicit proxies by telephone, facsimile, electronic mail or in person. None of these persons will receive compensation, but will be reimbursed for actual expenses incurred. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting.

       With respect to the election of directors, shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote. Votes that are withheld will be excluded entirely from the voting for directors and will have no effect. The nominees receiving the largest number of votes will be elected as directors of the Company.

     On all matters other than the election of directors, shareholders may vote in favor of a proposal, against a proposal or abstain from voting. Abstentions on any matter presented to the Annual Meeting will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but such abstentions shall be treated as unvoted for purposes of determining whether the matter has been approved by the shareholders. If the votes cast in favor of a proposal (other than the election of directors) exceed the votes cast against the proposal, the matter will be approved by the shareholders.

     Brokers who hold shares of the Company's common stock in street name for customers may have discretionary authority to vote on certain matters when they have not received instructions from beneficial owners, but may not have authority to vote the shares on other matters. As to matters for which the broker cannot vote shares held in street name, the shares will be recorded as a "broker non-vote". Shares reported as broker non-votes will not be considered present and entitled to vote with respect to the matter and will not be counted for purposes of determining whether a quorum is present.

     A shareholder who executes the accompanying form of proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company or oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Messrs. Gene C. Knoll, Kurt D. Mertens, Fred J. Schroeder, and John P. Selz to terms of office as Class II directors which will expire at the annual meeting of shareholders to be held in 2000 (see "Election of Directors");

     (2) TO APPROVE the appointment of Wipfli Ullrich Bertelson LLP as the Company's independent auditors for the year ending December 31, 1997 (see "Approval of Appointment of Auditors"); and

     (3) IN THE BEST JUDGMENT of those named as proxies on the accompanying form of proxy on any other matters to properly come before the Annual Meeting, including approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and any adjournment thereof.


                       ELECTION OF DIRECTORS

     The Company's articles of incorporation, as amended, provide that the number of directors shall be determined by the Board of Directors pursuant to the Company's bylaws and that directors shall be divided into three classes to be as nearly equal in size as possible. The bylaws provide that there shall be not less than nine nor more than eleven directors, with the exact number to be set by the Board. One class of directors is to be elected each year to serve a three-year term and any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders. The Board has fixed the number of directors at eleven. Directors may not continue to serve on the Board beyond the end of the calendar quarter in which they attain age 65. As presently constituted, the Board consists of four Class I and Class II directors and three Class III directors.

     At the Annual meeting, Messers. Gene C. Knoll, Kurt D. Mertens, Fred
 J. Schroeder, and John P. Selz will be candidates for election as Class II directors. Each of the nominees for director has consented to serve if elected, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the Proxy Committee to vote for such substitute or substitutes as may be designated by the Board.

    The following information is furnished with respect to the nominees and all other directors:

                                              CLASS AND YEAR    YEAR FIRST
   NAME, AGE, PRINCIPAL OCCUPATION OR         IN WHICH TERM     BECAME A
   EMPLOYMENT AND OTHER AFFILIATIONS*         WILL EXPIRE       DIRECTOR
 NOMINEES

 GENE C. KNOLL, 43                            Class II          1988
   President and Chief Executive Officer of    2000
   the Company<dagger> and President and
   Chief Executive Officer of Mid-Wisconsin
   Bank

 KURT D. MERTENS, 41                          Class II          1997
   Secretary and Treasurer, Loos               2000
   Machine Shop, Inc.

 FRED J. SCHROEDER, 59                        Class II          1986
   Mayor of City of Medford; formerly          2000
   Executive Vice President and
   Trust Officer of Mid-Wisconsin Bank

 JOHN P. SELZ, 62                             Class II          1994
   President, Selz Farms, Inc.                 2000

 CONTINUING DIRECTORS

 JAMES N. DOUGHERTY, 59                       Class I           1991
   Veterinary Consultant, Miles Animal         1999
   Health; previously, Vice President
   and Treasurer of Medford Veterinary
   Clinic

 ROGER B. OLSON, 62                           Class I           1988
   President of Cherokee Garage, Inc.          1999
   (implement dealer)

 JAMES R. PETERSON, 60                        Class I           1986
   Chairman of the Board of the Company        1999
   and Vice President, James Peterson
   Sons, Inc. (road construction)

 JACK E. WILD, 60                             Class I           1996
   President, Abbotsford Oil, Inc.             1999

 NORMAN A. HATLESTAD, 55                      Class III         1992
   President, Big A Auto Supply                1998

 RONALD D. ISAACSON, 60                       Class III         1986
   Vice President of the Company<dagger>       1998
   and Chairman of the Board of Mid-
   Wisconsin Bank

 JAMES F. MELVIN, 47                          Class III         1996
   Vice Chairman of the Board of the           1998
   Company and President of the Melvin
   Companies

         *  Each director of the Company is also a director of Mid-Wisconsin Bank.
  <dagger>  Mr. Knoll served as Vice President and Mr. Isaacson served as
            President and CEO until October, 1996.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

 COMMITTEES

     The Board of Directors annually establishes an Audit Committee. The functions of a compensation committee are fulfilled by the Personnel Committee of the Board of Directors Mid-Wisconsin Bank (the "Bank"), the Company's wholly owned subsidiary.

     During 1996, Messrs. Peterson, Schroeder and Mertens served as members of the Audit Committee. The Audit Committee held five meetings during 1996 to review the audit of the previous fiscal year, the scope of the current audit engagement and the range of audit and nonaudit fees.

     The Board does not have a standing nominating committee. The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders.
 Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the Company. The Board has not adopted formal procedures with respect to nominee recommendations.

     In 1996, the Personnel Committee of the Bank reviewed and established executive compensation and recommended the granting of stock options. Messrs. Peterson, Olson and Isaacson served on the Committee during 1996. The Committee met six times during 1996 . See "Committees' Report on Executive Compensation Policies", page 10.

     During 1996, the Board of Directors met five times. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

 DIRECTOR COMPENSATION

     Directors receive an annual retainer of $1,200 from the Company and $2,400 from the Bank in addition to board and committee meeting fees of $250 and $100, respectively. Directors were also eligible for special directors' fees under a plan which provides for a maximum payment of 60% of the directors' annual retainer. Special fees are determined by the extent of the Company's achievement of a targeted return on equity established by the Board of Directors prior to each fiscal year. In 1996, directors received special fees equal to 60% of the annual retainer. Directors received an identical percentage of the retainer paid to Bank Directors as special fees for service on the Bank's board. Amounts earned by Messrs. Isaacson and Knoll are included in the amounts disclosed in the summary compensation table on page 7; see footnote (3). During 1996, no director received more than the standard arrangements described above.

     Under the Directors' Deferred Compensation Plan, directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable after the director's termination of service as a director in a lump sum or in monthly installments over a period not in excess of 10 years. The timing and form of payments are elected by each participating director based on deferral elections filed with the Company. During the period of deferral, deferred fees are credited with interest each fiscal year at a rate equal to 300 basis points less than the Company's return on equity for the preceding fiscal year. During 1996, Messrs. Dougherty, Isaacson, Schroeder, and Hatlestad participated in the plan and deferred the director or meeting fees otherwise payable to them. Fees deferred by Mr. Isaacson are included in the summary compensation table on page 7; see footnote (3).


               BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the close of business on March 3, 1997, the record date, the Company had outstanding 1,871,897 shares of common stock (including 4,679 shares subject to options exercisable within 60 days).

     Based on information publicly available from the Securities and Exchange Commission, as of March 3, 1997, no shareholder was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is deemed beneficially owned as of March 3, 1997 by each of the directors and each of the executive officers of the Company named in the summary compensation table on page 7. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                             Shares of
                             Common Stock           Percent
     Name                    Beneficially Owned     of Class
 James N. Dougherty            25,608                1.37%
 Norman A. Hatlestad            3,464                 *
 Ronald D. Isaacson            39,341                2.10%
 Gene C. Knoll                  4,660                 *
 James F. Melvin               32,909                1.76%
 Kurt D. Mertens                7,816                 *
 Roger B. Olson                 2,956                 *
 James R. Peterson             25,160                1.34%
 John P. Selz                   1,200                 *
 Fred J. Schroeder             24,428                1.31%
 Jack E. Wild                     310                  *

 All directors, nominees
 and executive officers
 as a group (13 persons)      200,555               10.71%

      *Less than 1%

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. Based solely on its review of the copies of the section 16(a) forms received by it or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1996 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.

                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during the three years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each other executive officer of the Company as of December 31, 1996 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                                 Summary Compensation Table

                          Annual Compensation
                                                                  Long Term
                                                                  Compen-
                                                                  sation
                                                                  Awards
                                                                  __________
                                                                  Securities   All Other
                                                                  Underlying   Compensa-
Name and                                            Other Annual  Options/     tion
Principal Position    Year    Salary(1)   Bonus(2)  Compensation  SARs(#)      (3)(4)
_________________________________________________________________________________________
Ronald D. Isaacson;   1996    $ 31,639    $ 7,080       $0         151         $14,635(5)
Vice President*       1995    $ 40,350    $ 8,327       $0         236         $12,252
and a director;       1994    $ 54,080    $ 9,360       $0         372         $10,614
Chairman of the
Board of the Bank

Gene C. Knoll;        1996    $111,092    $ 27,825      $0         538         $19,974
President and         1995    $ 92,978    $ 19,410      $0         552         $16,265
CEO* and a            1994    $ 87,880    $ 15,210      $0         604         $13,730
director; of the
Company and the Bank

      * Mr. Isaacson served as President and CEO and Mr. Knoll served as Vice President until October, 1996.

      (1)   Includes amounts deferred under Company's profit sharing plan.
      (2) Amounts earned under the Senior Officer Incentive Bonus Plan maintained by the Bank; officers receive 50% of the bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of 4 years. With respect to Mr. Knoll, $8,925 was paid under the 1996 Executive Officer Bonus Plan of the Bank.
      (3) Includes directors fees paid by the Company and the Bank to Mr. Isaacson, $9,890; and Mr. Knoll, $7,790. Mr. Isaacson deferred his fees under the Directors' Deferred Compensation Plan during 1996. See "Director Compensation", page 5.
      (4) Includes contributions made by the Company in 1996 under the Company's profit sharing plan to Mr. Isaacson, $4,279 and to Mr. Knoll, $12,184.
      (5) Includes interest of $466 accrued under Directors' Deferred Compensation Plan for Mr. Isaacson. Interest reported is attributable to that portion of the rate used under the terms of the plan in 1996 which was in excess of 120% of applicable federal long-term rate as of the date plan became effective.

 STOCK OPTIONS

     OPTION GRANTS
     The Company maintains a stock option plan pursuant to which options to purchase the Company's common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 1996 to each executive officer named in the summary compensation table.

                     Option/SAR Grants in Last Fiscal Year
                                                                      Potential Realiz-
                                                                      able Value at
                                                                      Assumed Annual Rates
                                                                      of Stock Price
                                                                      Appreciation for
                            Individual Grants                         Option Term
 _________________________________________________________________________________________
                                % of total
                                Options/
                Number of       SARs Granted
                Securities      to Employees  Exercise or  Expira-
                Underlying      in Fiscal     Base Price   tion         5%        10%
 Name           Granted (#)(1)  Year          ($/Sh)       Date         ($)(2)    ($)(2)
 _________________________________________________________________________________________
 Mr. Isaacson     151            4.33%        $19.50       12/31/00     $  820    $1,797

 Mr. Knoll        538           15.42%        $19.50       12/31/00     $2,921    $6,402

            (1) Options can be exercised only between the fourth anniversary of the date of grant and the expiration date. Optionees must enter into an agreement with the Company that provides, among other things, that the Company has an option to purchase the option shares (a) during the first 180 days following termination of employment for a reason other than voluntary retirement or disability, (b) if the option shares are transferred by the optionee pursuant to divorce, bankruptcy or in any other involuntary transfer or (c) if the optionee wishes to transfer the option shares to a third party. The optionee has an option to sell the option shares to the Company (a) during the first 180 days following termination of employment for any reason or (b) if the optionee experiences severe financial hardship.
            (2) Assumes price of common stock is $24.93 (5%) and $31.40 (10%) on December 31, 2000. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.
                  There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS
     The following table sets forth information regarding the exercise of stock options in 1996 by the executive officers named in the summary compensation table and the December 31, 1996 value of unexercised stock options held by such officers.

          Aggregated Option/SAR Exercises in Last Fiscal Year
                      and FY-End Option/SAR Values
                                              Number of
                                              Securities          Value of
                                              Underlying          Unexercised
                                              Unexercised         In-the-Money
                                              Options/SARs at     Options/SARs at
               Shares                         FY-End(#)           FY-End($)
               Acquired on     Value
 Name          Exercise (#)    Realized ($)   Unexercisable*      Unexercisable*
 Mr. Isaacson   1,024          $15,872           1,597            $14,277
 Mr. Knoll        824          $12,772           2,368            $21,170

      *All options outstanding at December 31, 1996 were unexercisable.

 PENSION PLAN

     The Company maintained a noncontributory pension plan covering substantially all of its employees and those of its subsidiaries through the 1996 fiscal year. The plan was terminated effective January 1, 1997 and replaced with an individual account plan to which the Company will contribute 5% of compensation on an annual basis. Benefits under the pension plan were based upon a participant's highest five consecutive years of compensation. The table below reflects illustrative estimated single life retirement benefits payable by the plan on an annual basis to participants at age 65 in selected average remuneration and years of service classifications. The present value of benefits accrued under the plan through December 31, 1996 will be rolled over into the new individual account plan. Benefits paid to the participants under the plan are not reduced by participants' Social Security benefits.

                        Pension Plan Table
          Final
          Average                       Years of Service
          Earnings     10        15        20        25         30*
      ________________________________________________________________
         $ 60,000   $ 8,520   $12,780   $17,040   $21,300    $25,560
           70,000    10,020    15,030    25,040    25,050     30,060
           80,000    11,520    17,280    23,040    28,800     34,560
           90,000    13,020    19,530    26,040    32,550     39,060
          100,000    14,520    21,780    29,040    36,300     43,560
          110,000    16,020    24,030    32,040    40,050     48,060
          120,000    17,520    26,280    35,040    43,800     52,560
          130,000    19,020    28,530    38,040    47,550     57,060

          *Maximum number of years credited for benefit accrual purposes.

     The credited years of service and the current average covered remuneration for the executive officers named in the summary compensation table as of December 31, 1996 are: Mr. Isaacson, 30 years, $104,617; and Mr. Knoll, 22 years, $95,133.

 EMPLOYMENT CONTRACT

     During Mr. Isaacson was employed by the Bank as its Chairman of the Board under an agreement that provides that he will perform services equivalent to one-quarter of full time employment at a base annual salary of $29,500 per year. Mr. Isaacson is eligible to participate in the Bank's incentive bonus and fringe benefit plans and the Company's stock option plan. In the event of early retirement or death during the term of the agreement, Mr. Isaacson will be entitled to receive a severance benefit equal to 30 weeks of compensation based upon his highest five-year average compensation. The employment terms will renew for successive periods of one-year each unless either Mr. Isaacson or the Bank notifies the other of an intention to terminate the agreement on or before December 1 of any year. The agreement with Mr. Isaacson remains in effect for 1997 and provides for annual compensation of $15,000.

 COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES
          During 1996, compensation policies were established by the Personnel Committee of the Bank. See "Committees and Compensation of the Board of Directors". The Personnel Committee established and reviewed base salaries of executive officers of the Bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the Company to executive officers.

     The compensation program for executive officers may include various grants under the Company's stock option plan. The Company's stock option plan is administered by a separate committee appointed by the Board of Directors. The stock option plan committee generally considers recommendations of the Personnel Committee with respect to grants, but the stock option plan committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Personnel Committee and of the stock option plan committee.

     This report describes the policies of the Personnel Committee, the stock option plan committee and the Company as in effect in 1996. Policies in effect from time to time for years after 1996 may change as circumstances change and the committees deem it appropriate to revise the Company's compensation programs.

     GENERAL
     The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the Company and the Bank and to reward job performance which the Personnel Committee believes to be at or above the level expected of the Bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. Few of the bank holding companies used for purposes of compensation comparisons are included in the 322 financial institutions or bank holding companies which comprise the Nasdaq Bank Stock Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph". In making compensation comparisons, the Personnel Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the Company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock Index. Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Personnel Committee is, therefore, subjective.

     The Bank's overall compensation policy is designed so that approximately 20% of each executive officer's maximum compensation is directly tied to the performance of the Bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the Company's common stock.

     BASE SALARIES
     The Personnel Committee considers and reviews a general survey of bank or financial industry compensation prepared by the Wisconsin Bankers Association and Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the Bank's base salary levels to the levels of comparable financial institutions. Base salaries of the Company's executive officers primarily reflect the services performed for the respective Bank or holding company operations for which the individual has principal management responsibilities.

     Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Personnel Committee in determining appropriate increases in base compensation.

     During 1996, the Company's Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Personnel Committee and the Board of Directors of the Company. Based on such performance evaluations, the CEO made recommendations to the Personnel Committee with respect to increases in the base salary of the executive officers. The Company's Board of Directors makes the final determination of the executive officers' base salaries.

     The CEO's base salary is reviewed by the Personnel Committee on the same basis as that of the Company's other executive officers, except that in 1996, it was the Boards of Directors of the Bank and of the Company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. The Company's Board of Directors makes the final determination of the CEO's base salary.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE
     OF THE COMPANY AND INDIVIDUAL PERFORMANCE
     During 1996, senior officers of the Bank participated in an incentive bonus plan maintained by the Bank. Executive officers of the Company participated in the plan in their capacities as executive officers of the Bank. The Company did not maintain a separate incentive program for executive officers. Under the incentive bonus plan in which they participated, executive officers were eligible to receive a specified percentage of base salary as a bonus. The percentage used to determine the amount of an individual's bonus was based on a schedule of graduated rates which, in turn, was based upon the Bank's current year return on equity and the Bank officer's level of responsibility. Maximum bonuses for executive officers in 1996 ranged from 12% to 24% of an individual's base salary, with prorated amounts payable based on the applicable Bank's return on equity for the year. The criteria of the plan and the amount of bonuses which may be paid are set annually by the Bank's Board of Directors. Executive and other Bank officers receive 50% of each bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of four years.

     In 1996, a bonus was paid to Mr. Knoll and one other officer of the Bank based upon the achievement of a minimum number of specified criteria involving Bank growth, personnel cost and various operational performance criteria. Under the plan, Mr. Knoll was eligible for a maximum bonus of 12% of salary based on satisfaction of the specific criteria set forth in the plan.

     STOCK BASED COMPENSATION
     Executive officers of the Company and employees of the Bank were eligible in 1996 to participate in the Company's 1991 Employee Stock Option Plan. The stock option plan is administered by a committee appointed by the Board of Directors of the Company. The stock option plan committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders.

     The stock option plan committee may impose conditions or restrictions as to exercise or vesting of grants under the plan. All options must have an option price equal to the fair market value of the shares on the date the option is granted. Unless otherwise provided by the committee, options are not exercisable before the fourth, or after the fifth, anniversary of the date of grant. Optionees must enter into an agreement with the Company that provides for certain repurchase rights for the Company and the right to sell option stock to the Company. See footnote
 (1) to table entitled "Option/SAR Grants in Last Fiscal Year", page 8.

     PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During 1996, the Personnel Committee consisted of directors of the Bank. The Personnel Committee met at various times throughout the 1996 fiscal year to review and establish executive compensation levels and programs. No member of the Committee was an employee of the Company or the Bank in 1996 other than Mr. Isaacson. See "Committees and Compensation of the Board of Directors".

 1991 STOCK OPTION PLAN COMMITTEE
 JAMES R. PETERSON          ROGER B. OLSON
 RAYMOND F. LANGE           JAMES N. DOUGHERTY
 NORMAN A. HATLESTAD        JOHN P. SELZ
 JACK E. WILD               JAMES F. MELVIN

 PERSONNEL COMMITTEE

 JAMES R. PETERSON
 RONALD D. ISAACSON
 ROGER B. OLSON

                   STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1991 with two published indices. The University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index indicates the performance of the stock of 322 financial institutions or bank holding companies over the five year period. The Media General Financial Services Nasdaq Stock Market indicates the performance of all stocks which were traded on the Nasdaq Stock Market during the entire three year period. The graph and table assume that the value of an initial investment in the Company's common stock and each index on December 31, 1991 was $100 and that all dividends were reinvested. Prices of the Company's common stock represent the average of bid and ask quotations from one market maker in the common stock through August, 1996 and two market makers after such date; there is no active established trading market in the Company's common stock.

           [Stock Price Performance Graph Filed pursuant to Rule 304(d) of Regulation S-T]

                                   Value of Hypothetical Investment
                                             December 31,
 __________________________________________________________________________________
                                 1991     1992     1993     1994     1995     1996
 Mid-Wisconsin Financial
  Services, Inc.*              $100.00  $103.91  $178.16  $208.52  $261.65  $331.51
 MG Nasdaq Market Index        $100.00  $100.98  $121.13  $127.17  $164.96  $204.98
 CRSP Nasdaq Bank Stock Index  $100.00  $145.55  $165.99  $165.39  $246.32  $325.60

            *There is no active established trading market for the Company's common stock. The prices listed indicate the average of bid and ask quotations from the market makers in the Company's stock.

                      CERTAIN RELATIONSHIPS
                     AND RELATED TRANSACTIONS

     During 1996, in the ordinary course of business, officers and directors of the Company and its subsidiaries and many of their associates and the firms of which they serve as officers and directors conducted banking transactions with the Bank. All loans to officers and directors and to persons or firms affiliated with officers and directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectability or present other unfavorable features. Management expects that transactions such as those described above will continue in the future.

                          APPROVAL OF THE
                APPOINTMENT OF INDEPENDENT AUDITORS

     At the Annual Meeting, shareholders will be asked to approve the appointment of the firm of Wipfli Ullrich Bertelson CPAs as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1997. The firm has served as the Company's auditors since 1990. The Company has a policy of reviewing the provision of professional and other services to the Company based on such factors as the cost, timeliness and quality of the services provided. Pursuant to this policy, the Company has retained the right to appoint a different firm of independent auditors to audit the Company for the 1997 fiscal year if such appointment is deemed in the best interests of the Company.

     Representatives of Wipfli Ullrich Bertelson CPAs will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.


                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the Annual Meeting to be held in 1998, the proposal must be in proper form and received by the Company no later than November 28, 1997.


                           OTHER MATTERS

     At this date, there are no other matters management intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the management come before the meeting, the members of the Proxy Committee of the Board of Directors will vote in accordance with their judgment.

 PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

     March 28, 1997

                              BY ORDER OF THE BOARD OF
                              DIRECTORS



                              Ruth M. Zuleger
                              Secretary

                   MID-WISCONSIN FINANCIAL SERVICES, INC.
               PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                               APRIL 22, 1997

      The undersigned, having received the notice of annual meeting, proxy statement, and annual report for the year ended December 31, 1996, hereby appoint(s) Norman A. Hatlestad, James F. Melvin and Raymond F. Lange and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Mid-Wisconsin Financial Services, Inc. at the annual meeting of shareholders to be held on April 22, 1997 and at any adjournments thereof.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE AND THE APPROVAL OF AUDITORS.

 1.   Election of Class II directors:  GENE C. KNOLL, KURT D. MERTENS,
                                       FRED J. SCHROEDER, AND JOHN P. SELZ

      FOR each nominee listed above  ___              WITHHOLD AUTHORITY  ___
      (except as marked to the contrary below)        to vote for all nominees
                                                      listed above

      (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided: _________
      __________________________________________________________________________

 2. Approval of appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1997.
                              FOR  ___     AGAINST  ___     ABSTAIN  ___


     UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL
     VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

                        (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)


 Please sign exactly as name appears below.


                                   When shares are held by joint tenants,
                                   both should sign.  When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please give full
                                   title.  If a corporation, please sign
                                   in full corporate name by president or
                                   other authorized officer.  If a
                                   partnership, please sign in partnership
                                   name by authorized person.



                                   _______________________________________
                                                  Signature


                                   _______________________________________
                                          Signature if held jointly


                                   Dated ___________________________, 1997




 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.